Exhibit 10.1

OTTER TAIL CORPORATION
EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN
(2020 Restatement)

OTTER TAIL CORPORATION
EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN
(2020 Restatement)

TABLE OF CONTENTS

Page

SECTION 1.	INTRODUCTION		1

	1.1.	Plan Established
	1.2.	Amendment and Restatement
	1.3.	Unfunded Obligation
	1.4.	Compliance With Section 409A of the Code

SECTION 2.	DEFINITIONS		2

	2.1.	Actuarial Equivalent
	2.2.	Beneficiary
	2.3.	Board
	2.4.	Cause
	2.5.	Change in Control
	2.6.	Code
	2.7.	Committee
	2.8.	Continuing Director
	2.9.	Disability
	2.10.	Early Retirement Date
	2.11.	Employer
	2.12.	ERISA
	2.13.	Final Annual Salary
	2.14.	Final Average Earnings
	2.15.	Final Average Utility Earnings
	2.16.	Good Reason
	2.17.	Grandfathered Participant
	2.18.	Normal Retirement Date
	2.19.	Participant
	2.20.	Participant Agreement
	2.21.	Retirement
	2.22.	Salary
	2.23.	Separation from Service
	2.24.	Spouse
	2.25.	Supplemental Retirement Benefit
	2.26.	Target Retirement Percentage
	2.27.	Years of Participation

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SECTION 3.	Participation and Vesting		8

	3.1.	Eligibility and Participation
	3.2.	Change in Employment Status
	3.3.	Vesting
	3.4.	Suicide
	3.5.	Misrepresentation

SECTION 4.	EXECUTIVE OFFICER’S SURVIVOR BENEFITS		9

	4.1.	Eligibility
	4.2.	Preretirement Survivor Benefit
	4.3.	Postretirement Survivor Benefit
	4.4.	Posttermination Survivor Benefit

SECTION 5.	1994 SUPPLEMENTAL RETIREMENT BENEFITS		11

	5.1.	Eligibility
	5.2.	Normal Retirement Benefit
	5.3.	Early Retirement Benefit
	5.4.	Termination Benefit
	5.5.	Disability Retirement Benefit
	5.6.	Payment of Benefits
	5.7.	Partially Vested Participants

SECTION 6.	2002 SUPPLEMENTAL RETIREMENT BENEFITS		15

	6.1.	Eligibility
	6.2.	Normal Retirement Benefit
	6.3.	Early Retirement Benefit
	6.4.	Termination Benefit
	6.5.	Disability Retirement Benefit
	6.6.	Payment of Benefits

SECTION 7.	RESTORATION RETIREMENT BENEFITS		18

	7.1.	Eligibility
	7.2.	Benefit for Participants
7.2.1. Entitlement and Amount
7.2.2. Payment of Benefits
	7.3.	Benefit for Beneficiaries
7.3.1. Entitlement and Amount
7.3.2. Form of Payment
	7.4.	Six-Month Distribution Freeze
	7.6.	Coordination of Benefits

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SECTION 8.	SUPPLEMENTAL SURVIVOR BENEFIT		22

	8.1.	Eligibility
	8.2.	Pretermination
	8.3.	Posttermination
	8.4.	After Benefits Commence

SECTION 9.	BENEFICIARY DESIGNATION		23

	9.1.	Beneficiary Designation
	9.2.	Amendments
	9.3.	No Participant Beneficiary Designation
	9.4.	Effect of Payment

SECTION 10.	ADMINISTRATION		24

	10.1.	Committee; Duties
	10.2.	Agents
	10.3.	Binding Effect of Decisions
	10.4.	Indemnity of Committee
	10.5.	Withholding; Payroll Taxes
	10.6.	Payment to Guardian

SECTION 11.	CLAIMS PROCEDURE		25

	11.1.	Initiating Benefits
	11.2.	Original Claim
	11.3.	Claims Review Procedure
	11.4.	General Rules

SECTION 12.	TERMINATION, SUSPENSION OR AMENDMENT		27

SECTION 13.	MISCELLANEOUS		28

	13.1.	ERISA Status
	13.2.	Unsecured General Creditor
	13.3.	Trust Fund
	13.4.	Effect on Other Plans
	13.5.	Nonassignability
	13.6.	Disqualification
	13.7.	Not a Contract of Employment
	13.8.	Protective Provisions
	13.9.	Terms
	13.10.	Captions
	13.11.	References to Laws
	13.12.	Choice of Law
	13.13.	Validity
	13.14.	Notice
	13.15.	Successors

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APPENDIX A — ADDITIONAL YEARS OF PARTICIPATION	A-1

APPENDIX B — GRANDFATHERED PARTICIPANTS	B-1

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OTTER TAIL CORPORATION
EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN
(2020 Restatement)

Section 1

INTRODUCTION

1.1.     Plan Established. Effective as of November 1, 1983, Otter Tail Corporation, a Minnesota corporation, (the “Principal Sponsor”) established the “Otter Tail Corporation Executive Survivor and Supplemental Retirement Plan” (the “Supplemental Plan”) for the purpose of providing survivor and retirement benefits to certain eligible employees. It is intended that the Supplemental Plan will aid in securing the good will, loyalty and efficiency of the participating executive officers and other key management employees, and will attract and retain executive officers and other key management employees.

1.2.     Amendment and Restatement. The Principal Sponsor heretofore established and reserved to itself the right to amend the Supplemental Plan from time to time. Effective as of January 1, 2005, the Principal Sponsor amended and restated the Supplemental Plan in a document entitled “Otter Tail Corporation Executive Survivor and Supplemental Retirement Plan (2005 Restatement)” and such Plan document applied to all persons who were active Participants as of January 1, 2005 and all persons who became Participants after that date. The Supplemental Plan is being amended and restated again to reflect that only those Participants listed in Appendix B (Grandfathered Participants) shall be eligible to accrue benefits under the Supplemental Plan after December 31, 2019.

1.3.     Unfunded Obligation. The obligation of the Principal Sponsor to make payments under this Supplemental Plan constitutes only the unsecured (but legally enforceable) promise of the Principal Sponsor to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Principal Sponsor. If a fund is established by the Principal Sponsor in connection with this Supplemental Plan, the property therein shall remain the sole and exclusive property of the Principal Sponsor. The Principal Sponsor will pay the cost of this Supplemental Plan out of its general assets.

1.4.      Compliance With Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, for Plan years beginning on or after January 1, 2005, this Plan shall be administered in accordance with the provisions of Internal Revenue Service Notice 2005-1, Code Section 409A and the regulations. This restatement will be administered and construed on a basis consistent with this intent.

Section 2

DEFINITIONS

Except as expressly defined in this Supplemental Plan, terms defined in the tax-qualified defined benefit pension plan known as the “Otter Tail Corporation Pension Plan” (“Pension Plan”) shall have the same meanings when used in this Supplemental Plan. In addition, the following terms shall have the following meanings when used in this Supplemental Plan:

2.1.     Actuarial Equivalent — a benefit of equal value computed on the basis of the tables, factors and assumptions set forth in the Pension Plan.

2.2.     Beneficiary — a person (other than a Joint Annuitant) designated by a Participant (or automatically by operation of this Supplemental Plan statement) to receive any Supplemental Plan benefits payable after a Participant’s death.

2.3.     Board — the Board of Directors of Otter Tail Corporation.

2.4.     Cause — termination by the Principal Sponsor of Employee’s employment based upon (a) the willful and continued failure by Employee substantially to perform Employee’s duties and obligations (other than any such failure resulting from Employee’s incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Employee’s termination for Good Reason) or (b) the willful engaging by Employee in misconduct which is materially injurious to the Principal Sponsor, monetarily or otherwise. For purposes of this Section 2.4, no action or failure to act on Employee’s part shall be considered “willful” unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that such action or omission was in the best interests of the Principal Sponsor.

2.5.     Change in Control —

(a)

a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or successor provision thereto, whether or not the Employer is then subject to such reporting requirement;

(b)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficiary owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Employer representing 35% or more of the combined voting power of the Employer’s then outstanding securities;

(c)	the Continuing Directors (as defined in Section 2.8 hereof) cease to constitute a majority of the Employer’s Board of Directors; provided that such change is the direct or indirect result of a proxy fight and contested election or elections for positions on the Board of Directors; or

(d)	the majority of the Continuing Directors (as defined in Section 2.8 hereof) determine in their sole and absolute discretion that there has been a change in control of the Employer.

2.6.     Code — the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.7.      Committee — the Committee established in accordance with Section 10.1 hereof.

2.8.      Continuing Director — any person who is a member of the Board of Directors of the Principal Sponsor, while such person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (a) was a member of the Board of Directors on the date of this Agreement as first written above or (b) subsequently becomes a member of the Board of Directors, if such person’s nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 2.8, “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of 20% of more of the shares of Common Stock of the Principal Sponsor then outstanding, but shall not include the Principal Sponsor, any subsidiary of the Principal Sponsor or any employee benefit plan of the Principal Sponsor or of any subsidiary of the Principal Sponsor or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

2.9.     Disability — a medically determinable physical or mental impairment for which an employee is receiving payments under a separate plan of the Employer providing salary or wage continuation in the event of long-term disability. However, if the Participant is not eligible to participate in an employer-sponsored salary or wage continuation plan, the Committee may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). The Committee shall determine the date on which the Disability shall have occurred if such determination is necessary. In no event shall a Disability be deemed to occur or to continue after a Participant’s Normal Retirement Date. However, the term “Disability” shall be construed to have a meaning consistent with the term “Disability” as defined in section 409A of the Code.

2.10.     Early Retirement Date — the date on which a Participant experiences a Separation from Service with the Employer if such separation occurs after the first day of the month coincident with or next following a Participant’s attainment of age fifty-five (55) and completion of ten (10) Years of Vesting Service (as defined under the Pension Plan), but prior to the Participant’s Normal Retirement Date. Notwithstanding the freeze on the accrual of additional benefits under Sections 5 and 6 as of December 31, 2010, a Participant may attain Early Retirement Date after that date (i.e., age and years of Vesting Services after December 31, 2010, shall be recognized in determining a Participant’s Early Retirement Date). Notwithstanding the freeze on the accrual of additional benefits under Section 7 for all Participants not listed in Appendix B (Grandfathered Participants), a Participant may attain Early Retirement Date after that date (i.e., age and years of Vesting Service after December 31, 2019, shall be recognized in determining a Participant’s Early Retirement Date).

2.11.     Employer — Otter Tail Corporation, a Minnesota corporation (the “Principal Sponsor”), any business entity affiliated with the Principal Sponsor designated by the Board and any successor thereof that adopts the Supplemental Plan.

2.12.     ERISA — the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan Statement to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.13.     Final Annual Salary — the base Salary and annual incentive bonus paid to a Participant by the Employer during the twelve (12) months prior to a Participant’s termination or death. In determining a Participant’s Final Annual Salary for purposes of Section 5 only, a Participant’s earnings attributable to Plan Years beginning after December 31, 2010, shall be entirely disregarded (i.e., Final Annual Salary determined as of December 31, 2010, shall never thereafter change).

2.14.     Final Average Earnings — the average of the Participant’s total cash payments (Salary and annual incentive bonus) paid to the Participant during the highest consecutive forty-two (42) months in the ten (10) years prior to the date as of which the Final Average Earnings is determined. In determining a Participant’s Final Average Earnings, a Participant’s earnings attributable to Plan Years beginning after December 31, 2010, shall be entirely disregarded (i.e., Final Average Earnings determined as of December 31, 2010, shall never thereafter change). This definition shall apply to Participants who are not employed in an Otter Tail Utility Position, as defined in the Pension Plan, at the date of determination.

2.15.     Final Average Utility Earnings — the average of the Participant’s total cash payments (Salary and annual incentive bonus) paid to the Participant during the highest consecutive thirty (30) months in the ten (10) years prior to the date as of which the Final Average Utility Earnings is determined. In determining a Participant’s Final Average Utility Earnings, a Participant’s earnings attributable to Plan Years beginning after December 31, 2010, shall be entirely disregarded (i.e., Final Average Utility Earnings determined as of December 31, 2010, shall never thereafter change). This definition shall apply to Participants who are employed in an Otter Tail Utility Position, as defined in the Pension Plan, at the date of determination.

2.16.     Good Reason — the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of Employee’s employment by the Employer for Cause (as defined in Section 2.4 hereof), for Disability (as defined in Section 2.9 hereof) or for death:

(a)

the assignment to Employee of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by Employee immediately prior to a Change in Control;

(b)	a reduction by the Employer in Employee’s base Salary as in effect immediately prior to a Change in Control;

(c)

an amendment or modification of the Employer’s incentive compensation program (except as may be required by applicable law) which affects the terms or administration of the program in a manner adverse to the interest of Employee as compared to the terms and administration of such program immediately prior to a Change in Control;

(d)

the Employer’s requiring Employee to be based anywhere other than within 100 miles of Employee’s office location immediately prior to a Change in Control, except for requirements of temporary travel on the Employer’s business to an extent substantially consistent with Employee’s business travel obligations immediately prior to a Change in Control;

(e)

except to the extent otherwise provided by applicable law, the failure by the Employer to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, stock incentive plan, bonus plan, life insurance plan, health-and-accident plan, or disability plan in which Employee is participating immediately prior to a Change in Control (or plans providing Employee with substantially similar benefits), the taking of any action by the Employer which would adversely affect Employee’s participation in, or materially reduce Employee’s benefits under, any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to such Change in Control, or the failure by the Employer to provide Employee with the number of paid vacation days to which Employee is entitled immediately prior to such Change in Control in accordance with the Employer’s vacation policy as then in effect; or

(f)	the failure by the Employer to obtain an assumption of the obligations of the Employer to perform this Agreement by any successor to the Employer.

2.17.    Grandfathered Participant — any Participant who is listed in Appendix B. A Grandfathered Participant shall be eligible to continue to accrue benefits under Section 7 of the Supplemental Plan after December 31, 2019.

2.18.     Normal Retirement Date — the first day of the month coincident with or next following the Participant’s attainment of age sixty-five (65).

2.19.     Participant — an employee of the Employer who becomes a Participant in the Supplemental Plan in accordance with the provisions of Section 3.

2.20.     Participant Agreement — an agreement filed by a Participant which acknowledges assent to the terms of the Supplemental Plan.

2.21.     Retirement — a Participant’s Separation from Service with the Employer at the Participant’s Early Retirement Date or Normal Retirement Date.

2.22.     Salary — the salary paid to a Participant, before reduction, for any section 125 benefits, amounts deferred under section 401(k) of the Code or any other deferred arrangement. Salary does not include expense reimbursements, any form of noncash compensation or benefits, the Employer’s contribution to the Pension Plan or the Employer’s contribution to the Otter Tail Corporation Retirement Savings Plan, or any other payments or benefits other than normal compensation.

2.23.    Separation from Service — a severance of an employee’s employment relationship with the Employers and all Affiliates for any reason other than the employee’s death.

(a)	A transfer from employment with an Employer to employment with an Affiliate, or vice versa, shall not constitute a Termination of Employment.

(b)

Whether a Termination of Employment has occurred is determined based on whether the facts and circumstances indicate that the Employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding twelve (12) month period (or the full period of services to the employer if the employee has been providing services to the employer for less than twelve months).

(c)

Termination of Employment shall not be deemed to occur while the employee is on military leave, sick leave or other bona fide leave of absence if the period does not exceed six (6) months or, if longer, so long as the employee retains a right to reemployment with the Employer or an Affiliate under an applicable statute or by contract. For this purpose, a leave is bona fide only if, and so long as, there is a reasonable expectation that the employee will return to perform services for the Employer or an Affiliate. Notwithstanding the foregoing, a 29-month period of absence will be substituted for such 6-month period if the leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of no less than 6 months and that causes the employee to be unable to perform the duties of his or her position of employment.

(d)

Where as part of a sale or other disposition of assets by the Employer to an employer that is not an Affiliate, an employee providing services to the Employer immediately before the transaction and to the buyer immediately after the transaction (“Affected Employee”) would otherwise experience a Termination of Employment from the Employer as a result of the transaction, the Employer and the buyer shall have the discretion to specify that the Affected Employee has not experienced a Termination of Employment if (i) the transaction results from bona fide, arm’s length negotiations, (ii) all Affected Employees are treated consistently, and (iii) such treatment is specified in writing no later than the closing date of the transaction.

2.24.     Spouse — a Participant’s wife or husband who is lawfully married to the Participant at the time of the Participant’s death.

2.25.     Supplemental Retirement Benefit — the benefit determined under Section 5, 6 or 7 of this Supplemental Plan.

2.26.    Target Retirement Percentage — sixty-five percent (65%) multiplied by a fraction, the numerator of which is the Participant’s Years of Participation, not to exceed fifteen (15), and the denominator of which is fifteen (15). The adjusted Targeted Retirement Percentage shall be rounded to four (4) decimal places.

2.27.     Years of Participation — the number of completed years in which the Participant has participated in this Supplemental Plan. If a Participant terminates for Good Reason (as defined in Section 2.16) within twenty-four (24) months of a Change in Control, the Participant shall be granted three (3) extra years of service. In addition as of January 1, 2005, the Participants listed in Appendix A shall receive additional Years of Participation as identified in Appendix A. In determining a Participant’s Years of Participation after December 31, 2010, a Participant’s service after December 31, 2010, shall be entirely disregarded (i.e., Years of Participation determined as of December 31, 2010, shall never thereafter change).

Section 3

Participation and Vesting

3.1.     Eligibility and Participation.

(a)	Eligibility. Eligibility to participate in the Supplemental Plan shall be limited to certain executive officers and other key management employees of Employer who are designated by the Committee.

(b)

Participation. An Employee’s participation in the Supplemental Plan shall be effective upon the employee’s notification of eligibility to participate, the Participant’s completion of a Participation Agreement and the Committee’s acceptance of the Participation Agreement.

3.2.     Change in Employment Status. If the Board determines that a Participant’s employment performance is no longer at a level which deserves reward through participation in this Supplemental Plan, but does not terminate the Participant’s employment with the Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant’s vested interest in such benefits as of the date designated by the Committee.

3.3.     Vesting. Participants shall vest in the benefits under this Supplemental Plan for which they are eligible based on Years of Participation as follows:

Vested Percentage	Years of Participation

0%	Less than 5 years
100%	5 or more

Regardless of Years of Participation, after a Change in Control, all Participants shall be one hundred percent (100%) vested. A Participant shall also be one hundred percent (100%) vested if the Participant dies while employed by the Employer.

3.4.     Suicide. The provisions of Section 4 notwithstanding, no benefit shall be paid to a Beneficiary if the Participant’s death occurs as a result of suicide during the twenty-four (24) successive calendar months beginning with the calendar month following the commencement of the employee’s participation in this Supplemental Plan.

3.5.     Misrepresentation. No benefit shall be paid if death occurs within the twenty-four (24) successive calendar months following commencement of an employee’s participation in the Supplemental Plan if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Employer.

Section 4

EXECUTIVE OFFICER’S SURVIVOR BENEFITS

4.1.     Eligibility. Survivor benefits described in Section 4 shall only be due and payable to a Participant who is or was an Executive Officer at the time such individual became a Participant in the Supplemental Plan, or who is later promoted to Executive Officer and determined by the Committee to be eligible for the benefits under Section 4. For purposes of this Section 4, any Participant designated as an Executive Officer prior to January 1, 2005, shall remain an Executive Officer. In no event shall any other Participant be eligible for a survivor benefit under this Section 4.

4.2.     Preretirement Survivor Benefit.

(a)

Amount. If a Participant dies while employed by Employer or during a period of Disability, Employer shall pay a survivor benefit to the Participant’s Beneficiary equal to four (4) times the Participant’s Final Annual Salary.

(b)

Form and Commencement of Benefit Payments. The benefit payable under this Section shall be paid in monthly installments equal to one-sixth (1/6) of the Participant’s Final Annual Salary for twenty-four (24) months. Payments shall commence the first day of the month following the death of the Participant, or as soon as administratively feasible thereafter, and shall continue the first day of each month thereafter for the duration of the payment period.

4.3.     Postretirement Survivor Benefit.

(a)	Amount. If a Participant dies following Retirement, Employer shall pay a survivor benefit to the Participant’s Beneficiary equal to the amount shown on the following schedule:

Age at Death	Benefit

55 through 64	2 times Final Annual Salary
65 through 69	1-1/2 times Final Annual Salary
70 through 75	3/4 times Final Annual Salary
Over 75	3/8 times Final Annual Salary

(b)

Form and Commencement of Benefit Payment. The benefit payable under this Section shall be paid to the Beneficiary in a lump sum form on the first day of the month following the Participant’s death, or as soon as administratively feasible thereafter.

4.4.     Posttermination Survivor Benefit.

(a)

Amount. If a vested Participant dies following termination, Employer shall pay a survivor benefit to the Participant’s Beneficiary equal to the amount shown on the following schedule times the Participant’s vested percentage:

Age at Death	Benefit

Less than 65	2 times Final Annual Salary
65 through 69	1-1/2 times Final Annual Salary
70 through 75	3/4 times Final Annual Salary
Over 75	3/8 times Final Annual Salary

(b)

Form and Commencement of Benefit Payment. The benefit payable under this Section shall be paid to the Beneficiary in a lump sum form on the first day of the month following the Participant’s death, or as soon as administratively feasible thereafter.

Section 5

1994 SUPPLEMENTAL RETIREMENT BENEFITS

5.1.     Eligibility. Any Participant who was a Participant in the Supplemental Plan on December 31, 2001 and was at least fifty-five (55) years old or was fully (100%) vested in the Supplemental Plan as of December 31, 2001, shall be eligible for a benefit under Section 5. A Participant was fully vested as of December 31, 2001, if the Participant had earned five (5) Years of Participation Service as of December 31, 2001. In addition, any Participant who was partially vested as of December 31, 2001, shall be entitled to a combined benefit defined in Section 5.7.

5.2.     Normal Retirement Benefit. If a Participant retires at the Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the seventy percent (70%), multiplied by the Participant’s Final Annual Salary, less:

(a)	The Participant’s monthly primary Social Security benefit commencing at Retirement, and

(b)

The Participant’s Pension Plan benefit in the form of a monthly single-life annuity commencing at the Participant’s Normal Retirement Date. However, the calculation of the Participant’s Pension Plan benefit shall be calculated with a maximum of thirty (30) years of Benefit Accrual Service.

In no event shall the benefit payable to a Participant entitled to a benefit under this Section be less than the Actuarial Equivalent benefit calculated under Section 7 of this Supplemental Plan. The benefit determined under Section 7.2 shall be calculated using the additional service awarded to a Participant in Appendix A.

In determining a Participant’s Social Security benefit in Section 5.2(a) and a Participant’s benefit under the Pension Plan in Section 5.2(b) after December 31, 2010, the Participant shall be deemed to have a separation from service on December 31, 2010 (i.e., the Participant’s Social Security benefit and the Participant’s Pension Plan benefit determined as of December 31, 2010, shall never thereafter change).

Notwithstanding the foregoing, Final Annual Salary shall be replaced with Final Average Earnings when determining the Normal Retirement Benefit for the Chief Executive Officer and the Corporate Secretary of Otter Tail Corporation.

5.3.     Early Retirement Benefit. If a Participant retires at an Early Retirement Date, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 5.2 except:

(a)	The Target Retirement Percentage shall be reduced by the following percentage based on the Participant’s age at Retirement:

Age	Reduction

62 through 65	0%
61	5%
60	10%
59	15%
58	20%
57	25%
56	32%
55	39%

(b)

The offset required by Section 5.2(a) shall be determined at Retirement using the Social Security Act in effect at Retirement and assuming zero (0) future earnings from the Participant’s Early Retirement Date to the later of Early Retirement Date or Participant’s attainment of age sixty-two (62).

In determining a Participant’s Social Security benefit in Section 5.3(b) after December 31, 2010, the Participant shall be deemed to have a separation from service on December 31, 2010 (i.e., the Participant’s Social Security benefit determined as of December 31, 2010, shall never thereafter change).

5.4.     Termination Benefit. If a vested Participant experiences a Separation from Service, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 5.2 multiplied by the Participant’s vested percentage under Section 3.3 except:

(a)

The offset required by Section 5.2(a) shall be determined at termination using the Social Security Act in effect at termination and assuming earnings from the date of termination to the Participant’s Normal Retirement Date are equal to the Participant’s Salary at termination; and

(b)	The offset required by Section 5.2(b) shall be the Participant’s benefit under the Pension Plan payable at age sixty-five (65).

In determining a Participant’s Social Security benefit in Section 5.4(a) and a Participant’s benefit under the Pension Plan in Section 5.4(b) after December 31, 2010, the Participant shall be deemed to have a separation from service on December 31, 2010 (i.e., the Participant’s Social Security benefit and the Participant’s Pension Plan benefit determined as of December 31, 2010, shall never thereafter change).

5.5.     Disability Retirement Benefit. If a Participant terminates employment prior to the Participant’s Normal Retirement Date as a result of Disability, the Employer shall pay to the Participant a Supplemental Retirement Benefit commencing after the Participant’s sixty-second (62nd) birthday, equal to the amount the Participant would have received at such time under the Early Retirement provision of this Section. For purposes of this calculation, Benefit Accrual

Service and Years of Participation shall continue to accrue during the period of Disability until December 31, 2010 or, if earlier, the date the Participant commences the Disability Retirement Benefit and the Participant’s Final Average Earnings or the Participant’s Final Average Utility Earnings will be calculated based on the Participant’s earnings history as of the earlier of (i) the date Disability or (ii) December 31, 2010.

5.6.     Payment of Benefits.

(a)

Form of Benefit Payment. The Supplemental Retirement Benefit shall be paid in the form a monthly single life annuity with a fifteen (15) year certain period. If a Participant dies prior to completion of the fifteen (15) year payment period, any remaining payments shall be paid to the Participant’s Beneficiary. For the Beneficiaries of executive officers, this remaining benefit, if any, shall be paid in addition to the benefits provided in Section 4.3 or Section 4.4. For Beneficiaries of other key management employees, this shall be the only benefit payable, if any.

(b)

Commencement of Benefit Payments. Except as provided in Paragraph (c), benefits payable to a Participant under Sections 5.2 and 5.3 shall commence as soon as practicable after the Participant’s Separation from Service. Benefits payable to a vested Participant under Section 5.4 shall commence on the first day of the month following the Participant’s sixty-fifth (65th) birthday. All payments shall be made as of the first day of the month.

(c)

Six-Month Distribution Freeze. Notwithstanding the foregoing Paragraph (b), if payments are to be made on account of Separation from Service to a Specified Employee, payment of the portion of that Participant’s benefit payable under Paragraph (b) above shall be suspended until a date that is six (6) months after the date of the Separation from Service. As soon as administratively feasible after the six (6) month anniversary of the Participant’s Separation from Service, the Participant shall receive all payments, without interest, the Participant would have been entitled to receive during this six-month period had the Participant not been a Specified Employee. Thereafter, payments shall be made in accordance with Paragraph (b) above. If a Participant dies prior to receiving a payment under this Section any suspended payments shall be paid to the Participant’s Estate within 60 days following the Participant’s death.

5.7.     Partially Vested Participants. Participants, as of December 31, 2001, who were partially vested as of that date will receive a combined benefit equal to (a) and (b):

(a)	the benefit calculated under this Section 5 multiplied by the percentage the Participant was vested on December 31, 2001,

(b)	the benefit calculated under Section 6 of this Supplemental Plan multiplied by a percentage equal to (i)-(ii):

(i)	one (1),

(ii)	the percentage the Participant was vested on December 31, 2001.

In addition, for such Participants, the denominator in determining the Target Retirement Percentage shall be the lesser of fifteen (15) or the number of years between the date the Participant began participating in this Supplemental Plan and such Participant’s sixty-second (62nd) birthday.

Section 6

2002 SUPPLEMENTAL RETIREMENT BENEFITS

6.1.     Eligibility. Any Participant who became a Participant after December 31, 2001 and prior to January 1, 2005 shall be eligible for a benefit under Section 6. In addition, any Participant who was partially vested as of December 31, 2001, shall be entitled to a combined benefit described in Section 5.7.

6.2.     Normal Retirement Benefit. If a Participant retires at the Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Target Retirement Percentage multiplied by the Participant’s Final Average Earnings or the Participant’s Final Average Utility Earnings, less:

(a)	The Participant’s monthly primary Social Security benefit commencing at Retirement, and

(b)

The Participant’s Pension Plan benefit in the form of a monthly single-life annuity commencing at the Participant’s Normal Retirement Date. However, the calculation of the Participant’s Pension Plan benefit shall be calculated with a maximum of thirty (30) years of Benefit of Accrual Service.

In no event shall the benefit payable to a Participant entitled to a benefit under this Section be less than the Actuarial Equivalent benefit calculated under Section 7 of this Supplemental Plan. This net amount shall be multiplied by the Participant’s vested percentage under Section 3.3. The benefit determined under Section 7.2 shall be calculated using the additional service awarded to a Participant in Appendix A.

In determining a Participant’s Social Security benefit in Section 6.2(a) and a Participant’s benefit under the Pension Plan in Section 6.2(b) after December 31, 2010, the Participant shall be deemed to have a separation from service on December 31, 2010 (i.e., the Participant’s Social Security benefit and the Participant’s Pension Plan benefit determined as of December 31, 2010, shall never thereafter change).

6.3.     Early Retirement Benefit. If a Participant retires at an Early Retirement Date, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 6.2 except:

(a)	The Target Retirement Percentage shall be reduced by the following percentage based on the Participant’s age at Retirement:

Age	Reduction

62 through 65	0%
61	5%
60	10%
59	15%
58	20%
57	25%
56	32%
55	39%

(b)

The offset required by Section 6.2(a) shall be determined at Retirement using the Social Security Act in effect at Retirement and assuming zero (0) future earnings from the Participant’s Early Retirement Date to the later of Early Retirement Date or Participant’s attainment of age sixty-two (62).

In determining a Participant’s Social Security benefit in Section 6.3(b) after December 31, 2010, the Participant shall be deemed to have a separation from service on December 31, 2010 (i.e., the Participant’s Social Security benefit determined as of December 31, 2010, shall never thereafter change).

6.4.     Termination Benefit. If a vested Participant experiences a Separation from Service, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 6.2 multiplied by the Participant’s vested percentage under Section 3.3 except:

(a)

The offset required by Section 6.2(a) shall be determined at termination using the Social Security Act in effect at termination and assuming earnings from the date of termination to the Participant’s Normal Retirement Date are equal to the Participant’s Salary at termination; and

(b)	The offset required by Section 6.2(b) shall be the Participant’s benefit under the Pension Plan payable at age sixty-five (65).

In determining a Participant’s Social Security benefit in Section 6.4(a) and a Participant’s benefit under the Pension Plan in Section 6.4(b) after December 31, 2010, the Participant shall be deemed to have a separation from service on December 31, 2010 (i.e., the Participant’s Social Security benefit and the Participant’s Pension Plan benefit determined as of December 31, 2010, shall never thereafter change).

6.5.     Disability Retirement Benefit. If a Participant terminates employment prior to the Participant’s Normal Retirement Date as a result of Disability, the Employer shall pay to the Participant a Supplemental Retirement Benefit commencing after the Participant’s sixty-second (62nd) birthday, equal to the amount the Participant would have received at such time under the Early Retirement provision of this Section. For purposes of this calculation, Benefit Accrual

Service and Years of Participation shall continue to accrue during the period of Disability until December 31, 2010 or, if earlier, the date the Participant commenced the Disability Retirement Benefit and the Participant’s Final Average Earnings or the Participant’s Final Average Utility Earnings will be calculated based on the Participant’s earnings history as of the earlier of (i) the date of Disability or (ii) December 31, 2010.

6.6.     Payment of Benefits.

(a)

Form of Benefit Payment. The Supplemental Retirement Benefit shall be paid in the form a monthly single life annuity with a fifteen (15) year certain period. If a Participant dies prior to completion of the fifteen (15) year payment period, any remaining payments shall be paid to the Participant’s Beneficiary. For the Beneficiaries of executive officers, this remaining benefit, if any, shall be paid in addition to the benefits provided in Section 4.3 or Section 4.4. For Beneficiaries of other key management employees, this shall be the only benefit payable, if any.

(b)

Commencement of Benefit Payments. Except as provided in Paragraph (c), benefits payable to a Participant under Sections 6.2 and 6.3 shall commence as soon as practicable after the Participant’s Separation from Service but not later than the rules prescribed under section 409A of the Code. Benefits payable to a vested Participant under Section 6.4 shall commence on the first day of the month following the Participant’s sixty-fifth (65th) birthday. All payments shall be made as of the first day of the month.

(c)

Six-Month Distribution Freeze. Notwithstanding the foregoing Paragraph (b), if payments are to be made on account of Separation from Service to a Specified Employee, payment of the portion of that Participant’s benefit payable under Paragraph (b) above shall be suspended until a date that is six (6) months after the date of the Separation from Service. As soon as administratively feasible after the six (6) month anniversary of the Participant’s Separation from Service, the Participant shall receive all payments, without interest, the Participant would have been entitled to receive during this six month period had the Participant not been a Specified Employee. Thereafter, payments shall be made in accordance with Paragraph (b) above. If a Participant dies prior to receiving a payment under this Section any suspended payments shall be paid to the Participant’s Estate within 60 days following the Participant’s death.

Section 7

RESTORATION RETIREMENT BENEFITS

7.1.     Eligibility. Any Participant who became a Participant on or after January 1, 2005 and prior to January 1, 2020 shall be eligible for a benefit under this Section 7.

7.2.     Benefit for Participants.

7.2.1.     Entitlement and Amount. This Supplemental Plan shall pay to any Participant described in Section 7.1 above the excess, if any, of:

(a)

the amount that would have been payable under the Pension Plan if the benefit payable to the Participant had been determined (i) without regard to the benefit limitations under section 415 of the Code, (ii) without regard to the compensation limitation of section 401(a)(17) of the Code, and (iii) including individual incentive payments in Recognized Compensation; over

(b)

the amount payable from the Pension Plan after taking into account (i) the benefit limitations under section 415 of the Code, (ii) the compensation limitation of section 401(a)(17) of the Code, and (iii) excluding individual incentive payments from Recognized Compensation.

In connection with the ceasing of benefit accruals under this Section 7 for certain Participants, all Participants other than those Participants listed in Appendix B (Grandfathered Participants) shall be deemed to have a separation from service on December 31, 2019 (i.e., the Participant’s benefit determined as of December 31, 2019, shall never thereafter change). However, for purposes of determining eligibility for early retirement under the Pension Plan, a Participant’s age and years of Vesting Service (as defined under the Pension Plan) after December 31, 2019, shall be recognized.

7.2.2.     Payment of Benefits. Except as provided in Section 7.4, this benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid to the Participant directly from the general assets of the Otter Tail Corporation as elected by the Participant.

(a)

Form of Benefit Payment. The Supplemental Retirement Benefit shall be paid in the form elected by the Participant within thirty (30) days of becoming eligible to participate in the Plan; provide the Participant has not been eligible for another nonqualified non-account balance plan sponsored by the Employer or any of its affiliates. A Participant who is a Participant prior to December 31, 2008 and does not have a Separation from Service prior to December 31, 2008 shall make a one-time election regarding time and form of payment. The following options shall be available:

(i)	a single-life annuity;

(ii)	a one hundred percent (100%) joint and survivor annuity;

(iii)	a seventy-five percent (75%) joint and survivor annuity

(iv)	a sixty-six and two thirds percent (66 2/3%) joint and survivor annuity;

(v)	a fifty percent (50%) joint and survivor annuity; or

(vi)	a ten (10) year certain and life;

Benefits paid in a form other than a single-life annuity will be calculated on an Actuarial Equivalent basis. In the event an election is not on file at the time benefit payments commence, benefits shall be paid as a single-life annuity if the Participant is unmarried or a fifty percent (50%) joint and survivor annuity if the Participant is married. A Participant shall be permitted to elect to change from one form of life annuity to another form of life annuity. The Participant may make this election, in writing, on forms provided by and filed with the Employer at any time prior to the Participant’s Separation from Service. Provided such life annuities constitute annuities under Treasury Regs. §1.409A-2(b)(2)(ii). For this purpose, the term life annuity means a series of substantially equal periodic payments, payable not less frequently than annually for the life of the Participant and/or the Participant’s joint annuitants. The optional forms of life annuity shall be actuarially equivalent, applying reasonable actuarial methods and assumptions. Actuarial Equivalent means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Corporation, using the same actuarial assumptions as used in the Pension Plan at the time of such determination.

(b)	Commencement of Benefit Payments. Benefits shall be paid as follows:

(i)	If the Participant has a Separation from Service prior to Retirement, benefits shall commence on the first day of the month after the Participant attains age sixty-five (65); and

(ii)	If Separation from Service occurs after Retirement, benefits shall commence on the first day of the month following Separation from Service.

7.3.     Benefit for Beneficiaries.

7.3.1.     Entitlement and Amount. This Supplemental Plan shall pay to the surviving spouse or other joint or contingent annuitant or beneficiary of a Participant, the excess, if any, of:

(a)

the amount which would have been payable to such person under the Pension Plan if the benefit payable to the Participant had been determined (i) without regard to the benefit limitations of section 415 of the Code, and (ii) without regard to the compensation limitation of section 401(a)(17) of the Code, over

(b)	the amount payable from the Pension Plan after taking into account (i) the benefit limitations under section 415 of the Code, and (ii) the compensation limitation of section 401(a)(17) of the Code.

In connection with the ceasing of benefit accruals under this Section 7 for certain Participants, all Participants other than those Participants listed in Appendix B (Grandfathered Participants) shall be deemed to have a separation from service on December 31, 2019 (i.e., the Participant’s benefit determined as of December 31, 2019, shall never thereafter change). However, for purposes of determining eligibility for early retirement under the Pension Plan, a Participant’s age and years of Vesting Service (as defined under the Pension Plan) after December 31, 2019, shall be recognized.

7.3.2.     Form of Payment. This benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid to such person directly from the general assets of Otter Tail Corporation in the same manner, at the same time, for the same duration and in the same form as if such benefit had been paid directly from the Pension Plan. All elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the Pension Plan shall, to the extent practicable, be given effect under this Supplemental Plan so that such person will receive from a combination of the Pension Plan and this Supplemental Plan the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) which would have been received under the Pension Plan if the limitation on benefits under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code had not been in effect.

7.4.     Six-Month Distribution Freeze. Notwithstanding the foregoing Section 7.2.2, if payments are to be made on account of Separation from Service to a Specified Employee, payment of the portion of that Participant’s benefit payable under Section 7.2.2 above shall be suspended until a date that is six (6) months after the date of the Separation from Service. As soon as administratively feasible after the six (6) month anniversary of the Participant’s Separation from Service, the Participant shall receive all payments, without interest, the Participant would have been entitled to receive during this six month period had the Participant not been a Specified Employee. Thereafter, payments shall be made in accordance with Section 7.2.2 above. If a

Participant dies prior to receiving a payment under this Section any suspended payments shall be paid to the Participant’s Estate within 60 days following the Participant’s death.

7.5.     Freeze of Benefit Accruals for Certain Participants. Benefit accruals under this Section 7 shall cease as of December 31, 2019, for all Participants except those Participants listed in Appendix B (Grandfathered Participants).

7.6.     Coordination of Benefits. If a Participant is eligible for benefits under Section 5 or Section 6, and in the event that the Actuarial Equivalent benefit calculated under Section 7 of this Supplemental Plan is greater than the target supplemental benefit under Section 5 or Section 6, as applicable, such that the Participant’s benefit is determined in accordance with this Section 7, the Participant’s Supplemental Retirement Benefit under the Supplemental Plan shall be paid in accordance in accordance with this Section 7, provided that the form of payment under this Section 7 will be calculated on an Actuarial Equivalent basis as required under Treasury Regs. §1.409A-2(b)(2)(ii).

Section 8

SUPPLEMENTAL SURVIVOR BENEFIT

8.1.     Eligibility. Benefits payable under this Section 8 shall be applicable to all Participants entitled to benefits under either Section 5 or 6 and shall be in addition to any benefits payable under Section 4.

8.2.     Pretermination. If a Participant dies while employed by the Employer, the Participant’s Beneficiary shall receive the Actuarial Equivalent of the Participant’s benefit in fifteen (15) annual installments.

8.3.     Posttermination. If a Participant has terminated employment with the Employer but benefits have not commenced under this Supplemental Plan, the Participant’s Beneficiary shall receive the Actuarial Equivalent of the Participant’s benefit in fifteen (15) annual installments.

8.4.     After Benefits Commence. If a Participant dies after the commencement of benefits under this Supplemental Plan, the Beneficiary shall receive benefits consistent with either Section 5.6(a) or 6.6(a).

Section 9

BENEFICIARY DESIGNATION

9.1.     Beneficiary Designation. Each Participant, except a Participant who receives a benefit other than a benefit under Section 7, shall have the right, at any time, to designate any person or persons as Beneficiary (both primary as well as secondary) to whom benefits under this Supplemental Plan shall be paid as a result of the Participant’s death prior to complete distribution to Participant of the benefits due under the Supplemental Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant’s lifetime.

9.2.     Amendments. Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant’s Salary is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

9.3.     No Participant Beneficiary Designation. In the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then Participant’s designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)	The surviving Spouse;

(b)

The Participant’s children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

(c)	The Participant’s estate.

9.4.     Effect of Payment. The payment to the deemed Beneficiary shall completely discharge Employer’s obligations under this Supplemental Plan.

Section 10

ADMINISTRATION

10.1.     Committee; Duties. This Supplemental Plan shall be supervised by the Committee. The Committee shall consist of at least three (3) individuals appointed by the Board. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Supplemental Plan and decide or resolve any and all questions, including interpretations of this Supplemental Plan, as may arise in connection with the Supplemental Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Supplemental Plan.

10.2.     Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Principal Sponsor.

10.3.     Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Supplemental Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Supplemental Plan.

10.4.     Indemnity of Committee. The Principal Sponsor shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Supplemental Plan, except in the case of gross negligence or willful misconduct.

10.5.     Withholding; Payroll Taxes. Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s wages for the federal or any state or local government. However, a Beneficiary may elect not to have withholding for federal income tax purposes pursuant to Section 3405(a)(2) of the Code, or any successor provision.

10.6.     Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Supplemental Plan benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such benefit.

Section 11

CLAIMS PROCEDURE

11.1.     Initiating Benefits. The Committee, upon learning of the Termination of Employment or death of a Participant shall on its own initiative commence the procedures to make distribution. If two or more persons are claiming the same benefit, the Committee may withhold payment until the identity of the person entitled to the payment is established. The Committee may require of the Participant or Beneficiary information that it reasonably determines is required for it to perform its obligations hereunder. At the earliest time that a Participant may be entitled to receive benefits under this Supplemental Plan, the Committee shall notify the Participant of that entitlement and of the procedures for paying benefits hereunder. Without regard to the foregoing, a Participant may request payment of benefits under this Supplemental Plan. The Committee shall, upon receipt of such request expeditiously process the payment of benefits hereunder.

11.2.     Original Claim. Any person may file with the Committee a written claim for benefits under the Supplemental Plan. Within thirty (30) days after the filing of such a claim, the Committee shall notify the claimant in writing whether his or her claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than sixty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

(a)	the specific reasons for the denial;

(b)	the specific references to the pertinent provisions of this Supplemental Plan on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the claims review procedure set forth in this section.

11.3.     Claims Review Procedure. Within sixty (60) days after receipt of notice that his or her claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within thirty (30) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than sixty days from the date the request for review was filed) to reach a decision on the request for review.

11.4.     General Rules.

(a)

No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Committee.

(c)	The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)	Claimants may be represented by a lawyer or other representative (at their own expense). A claimant’s representative shall be entitled to receive copies of notices sent to the claimant.

(e)

The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)

Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of this Supplemental Plan and all other pertinent documents in the possession of the Committee.

(g)	The Committee may permanently or temporarily delegate all or a portion of its authority and responsibility under this Section 11 to a committee or individual.

(h)

The procedures and remedies herein are not exclusive. However, a claimant shall be required to exhaust these administrative remedies before commencing litigation to recover benefits. If there is litigation regarding the benefits payable to or with respect to a Participant, determinations by the Committee shall not be afforded any deference and the matter shall be heard de novo.

Section 12

TERMINATION, SUSPENSION OR AMENDMENT

The Board may, in its sole discretion, terminate or suspend this Supplemental Plan at any time or from time to time, in whole or in part. The Board may amend this Supplemental Plan at any time or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action or the benefits of any Beneficiary of a Participant who has previously died.

Section 13

MISCELLANEOUS

13.1.     ERISA Status. This Supplemental Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

13.2.     Unsecured General Creditor. In the event of Employer’s insolvency, Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. In that event, any and all of Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer’s obligation under the Supplemental Plan shall be that of an unfounded and unsecured promise of Employer to pay money in the future.

13.3.     Trust Fund. Employer shall be responsible for the payment of all benefits provided under the Supplemental Plan. At its discretion, Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of Employer’s creditors. To the extent any benefits provided under the Supplemental Plan are actually paid from any such trust, Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, Employer.

13.4.     Effect on Other Plans. This Supplemental Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under the Pension Plan, the Supplemental Plan or any other plan. It is specifically contemplated that the Pension Plan and Supplemental Plan could, from time to time, be amended and possibly terminated. This Supplemental Plan shall not preclude any such amendments or terminations. Although the Principal Sponsor is generally free to amend and terminate the Pension Plan and the Supplemental Plan, no amendment or termination of the Pension Plan or the Supplemental Plan shall be effective as to a Participant to the extent the amendment or termination would have the effect of diminishing the benefits payable to or with respect to the Participant under this Supplemental Plan unless the Participant has affirmatively agreed in writing to such amendment or termination.

13.5.     Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

13.6.     Disqualification. Notwithstanding any other provision of this Supplemental Plan document or any election or designation made under the Supplemental Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Supplemental Plan and all elections and designations made under this Supplemental Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Principal Sponsor shall determine whether the killing was felonious and intentional for this purpose.

13.7.     Not a Contract of Employment. The terms and conditions of this Supplemental Plan shall not be deemed to constitute a contract of employment between Employer and the Participant, and the Participant (or the Participant’s Beneficiary) shall have no rights against Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Supplemental Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge the Participant at any time.

13.8.     Protective Provisions. A Participant will cooperate with Employer by furnishing any and all information requested by Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

13.9.     Terms. Wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

13.10.     Captions. The captions of the articles, sections and paragraphs of this Supplemental Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

13.11.     References to Laws. Any reference in this Supplemental Plan document to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

13.12.     Choice of Law. This Supplemental Plan document has been executed and delivered in the State of Minnesota and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

13.13.     Validity. In case any provision of this Supplemental Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Supplemental Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

13.14.     Notice. Any notice or filing required or permitted to be given to the Committee under the Supplemental Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee or the Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

13.15.     Successors. The provisions of this Supplemental Plan shall bind and inure to the benefit of Otter Tail Corporation and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Otter Tail Corporation, and successors of any such corporation or other business entity.

IN WITNESS WHEREOF, and pursuant to resolution of the Board of Directors of Otter Tail Corporation, such corporation has caused this instrument to be executed by its duly authorized officers effective as of December 26, 2019.

OTTER TAIL CORPORATION

By:      /s/ Charles S. MacFarlane

Its       President and Chief Executive Officer

APPENDIX A

ADDITIONAL YEARS OF PARTICIPATION

This service is granted in lieu of any service granted under any Plan document or agreement in effect prior to January 1, 2005.

Participant	Additional Years of Participation

George Koeck	3.6
Lauris Molbert	6.5
Kevin Moug	5
Charles Hoge	5
Mark Helland	10

A-1

APPENDIX B

GRANDFATHERED PARTICIPANTS

The following Participants are designated as Grandfathered Participants as of December 31, 2019:

Kevin Moug

B-1